As filed with the Securities and Exchange Commission on September 14, 2007

Registration No. 333-127365

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PROFESSIONALS DIRECT, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-3324634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5211 Cascade Road, S.E. Grand Rapids, Michigan	49546
(Address of Principal Executive Offices)	(Zip Code)

PROFESSIONALS DIRECT, INC.

OUTSIDE DIRECTORS’ DEFERRED COMPENSATION PLAN

PROFESSIONALS DIRECT, INC.

EMPLOYEE AND DIRECTOR STOCK PURCHASE PLAN

(Full title of the plan)

Stephen M. Tuuk

Professionals Direct, Inc.

5211 Cascade Road, S.E.

Grand Rapids, Michigan 49546

(Name and address of agent for service)

(616) 456-8899

(Telephone number, including area code, of agent for service)

REMOVAL OF SECURITIES FROM REGISTRATION

The Registrant hereby amends Registration Statement No. 333-127365 on Form S-8 to remove from registration 70,000 shares of Professionals Direct, Inc. Common Stock, no par value (the “Deregistered Shares”). The Registrant registered the Deregistered Shares for purposes of the Professionals Direct, Inc. Outside Directors’ Deferred Compensation Plan and the Professionals Direct, Inc. Employee and Director Stock Purchase Plan, each as described in the Registration Statement, but did not issue any of the Deregistered Shares pursuant to those plans. This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to deregister any and all shares of Common Stock and plan interests covered by such registration statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Professionals Direct, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on September 14, 2007.

PROFESSIONALS DIRECT, INC.

By:	/s/ Stephen M. Tuuk
Stephen M. Tuuk President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 14, 2007	/s/ Stephen M. Tuuk
Stephen M. Tuuk, President, Chief Executive Officer and Director (principal executive officer)

Date: September 14, 2007	/s/ David J. Firstenberg
David J. Firstenberg, Director

Date: September 14, 2007	/s/ J. Kendall Huber
J. Kendall Huber, Director

Date: September 14, 2007	/s/ Andrew S. Robinson
Andrew S. Robinson, Director

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